EMPLOYMENT AGREEMENT THIS AGREEMENT (this “Agreement”) is entered into as of this 20th day of September, 2022 (the “Effective Date”), by and between CLEARPOINT NEURO, INC., a Delaware corporation (the “Company”), and MAZIN SABRA (the “Executive”). WITNESSETH: WHEREAS, the Company desires to employ the Executive to serve as the Chief Operating Officer pursuant to the terms and conditions set forth herein; WHEREAS, the Company and the Executive each deem it necessary and desirable to execute a written document setting forth the terms and conditions of said relationship; and WHEREAS, to the extent this Agreement provides for any “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Agreement will be administered in compliance with Section 409A of the Code and the regulations promulgated thereunder. NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth, the parties agree as follows: 1. Definitions. For purposes of this Agreement, the following terms shall have the following definitions: “Accounting Firm” has the meaning set forth in Section 11(b) of this Agreement. “Affiliate” has the same meaning ascribed to such term in Rule 12b-2 under the Exchange Act. “Agreement” has the meaning set forth in the preamble above. “Annual Bonus” has the meaning set forth in Section 4(b) of this Agreement. “Award Agreement” has the meaning set forth in Section 8(b) of this Agreement. “Award Plans” has the meaning set forth in Section 4(e) of this Agreement. “Base Salary” means the annual salary to be paid to the Executive as set forth in Section 4(a) of this Agreement. “Benefit Plans” has the meaning set forth in Section 4(f) of this Agreement. “Board” means the Board of Directors of the Company. “Change of Control” means the occurrence with respect to the Company of any of the following events: (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; or (iii) a change in the ownership of a substantial portion of the assets of the Company. For purposes of this definition, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair Exhibit 10.1

2 market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board prior to the date of the appointment or election. A change in the ownership of a substantial portion of the assets of the Company occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition. The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Section 409A of the Code. “Change of Control Termination” means (i) a Termination Without Cause or (ii) a Termination for Good Reason, in either case within two (2) months prior to, on, or within one (1) year after, a Change of Control. “Code” has the meaning set forth in the recitals above. “Company” has the meaning set forth in the preamble above. “Company Incentive Plan” means, collectively, the Company’s current equity incentive plan, as such may be amended from time to time, and any other equity incentive plan adopted by the Company from time to time. “Company Shares” means shares of common stock of the Company or any securities of a successor company which shall have replaced such common stock. “Compensation Committee” means the compensation committee of the Board. “Confidentiality Agreement” means that certain Non-Disclosure and Proprietary Rights Agreement between the Company and the Executive in substantially the form attached hereto as Exhibit A. “Effective Date” has the meaning set forth in the preamble above. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excise Tax” means the excise tax imposed by Section 4999 of the Code with respect to the Total Payments, together with any interest or penalties with respect to such excise tax. “Executive” has the meaning set forth in the preamble above. “Initial Signing Bonus” has the meaning set forth in Section 4(c) of this Agreement. “Net After-Tax Benefit” means (i) the Total Payments, less (ii) the amount of all United States federal, state and local income and employment taxes payable with respect to the Total Payments

3 (calculated at the maximum applicable marginal income tax rate for the Executive under the Code), and less (iii) the amount of the Excise Tax imposed (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing). “Non-Compete Agreement” means that certain Non-Compete Agreement between the Company and the Executive in substantially the form attached hereto as Exhibit B. “Option(s)” means (i) any option issued to the Executive pursuant to a Company Incentive Plan, (ii) other than options described in the preceding clause (i), any option issued to the Executive by the Company to purchase Company Shares, or (iii) any option granted under the plan of any successor company that replaces or assumes the Company’s options. “Permanent Disability” means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Permanent Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the Company, the Executive must submit proof to the Company of the Social Security Administration’s or the provider’s determination. “Restricted Share Award Agreement” means that certain Restricted Share Award Agreement between the Company and the Executive in substantially the form attached hereto as Exhibit C. “Restricted Stock” means (i) any restricted Company Shares issued to the Executive pursuant to a Company Incentive Plan, (ii) other than restricted Company Shares described in the preceding clause (i), any restricted Company Shares issued to the Executive by the Company, or (iii) any restricted stock granted under the plan of any successor company that replaces or assumes the Company’s restricted stock awards. “Section 4999 Limit” has the meaning set forth in Section 11(a) of this Agreement. “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise. “Start Date” has the meaning set forth in Section 3(a) of this Agreement. “Term” has the meaning assigned to it in Section 3(a) of this Agreement. “Termination Date” means the date on which the employment of the Executive is terminated, which date shall be (i) in the case of the Executive’s death, the date of death, (ii) in the case of the Executive’s Permanent Disability, thirty (30) days after a Termination Notice is given, provided the Executive does not return to the full-time performance of his duties within such thirty (30) day period, (iii) in the case of a Termination Upon Expiration, the date upon which the Term expires, (iv) in the case of a Termination With Cause, the date specified in the Termination Notice, or (v) in all other instances, the date specified as the

4 Termination Date in the Termination Notice, which date shall not be less than ten (10) days from the date the Termination Notice is given. “Termination for Good Reason” means the termination of the Executive’s employment with the Company by the Executive based on any of the following circumstances, if, within the six (6) month period preceding the Executive’s termination, the Executive notified the Company in writing of such circumstances within ninety (90) days of Executive’s knowledge of the occurrence and the Company did not reverse or cure such circumstances within thirty (30) days after Termination Notice from Executive: (i) a material demotion or diminution in the Executive’s authority, duties or responsibilities without the Executive’s written consent; or (ii) a relocation of the company such that the Executive’s commute is extended by more than an additional 50 miles; (iii) any action or inaction that constitutes a material breach by the Company of this Agreement or any terms herein. “Termination Notice” means a written notice of termination of employment by the Executive or the Company. “Termination of Employment” means the termination of the Executive’s employment with the Company for reasons other than death or Permanent Disability. Whether a Termination of Employment takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination. A change in the Executive’s employment status will not be considered a Termination of Employment if the Executive continues to provide services as an employee of the Company or in any other capacity at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period). “Termination Upon Expiration” means the termination of the Executive’s employment upon the full expiration of the Term, including the full expiration of any extension thereof, following: (i) the Company’s notice to the Executive of the Company’s election to not extend the Term; or (ii) the Executive’s notice to the Company of the Executive’s election to not extend the Term, in each case as provided in Section 3(a) of this Agreement. “Termination With Cause” means the termination of the Executive’s employment by the Company for any of the following reasons: (i) the Executive’s gross negligence or willful misconduct in the performance of the Executive’s duties where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company; (ii) the material violation by the Executive of any federal or state law or regulation or the Company’s compliance program in the performance of the Executive’s duties; (iii) the Executive’s breach of the Non-Compete Agreement; (iv) the Executive’s material breach of the Confidentiality Agreement; (v) the Executive’s commission of any act of fraud with respect to the Company; (vi) the Executive’s conviction of, or the Executive’s entry of a guilty plea or plea of nolo contendere with respect to, a felony; or (vii) the Executive’s material failure to perform duties required by this Agreement or the Executive’s position or to follow or comply with the reasonable directives of the Board or the Executive’s supervisor(s) (to the extent not inconsistent with the terms of this Agreement or applicable law), provided that, for each of the foregoing, (A) the Executive shall have received written notice within ninety (90) days of the occurrence of such failure that specifically identifies the manner in which the Company believes that Executive has engaged in such failure and (B)

5 the Executive shall not have cured such failure within thirty (30) days following receipt of such notice, provided further that such opportunity to cure a failure shall not apply if the Executive has received more than one written notice with respect to the same or similar conduct pursuant to this clause (vii) during any twelve (12) consecutive month period. “Termination Without Cause” means the termination of the Executive’s employment by the Company for any reason other than (i) Termination With Cause, (ii) termination by the Company due to the Executive’s death or Permanent Disability, or (iii) Termination Upon Expiration. “Total Payments” means the total payments or other benefits that the Executive becomes entitled to receive from the Company or an Affiliate thereof in connection with a Change of Control that would constitute a “parachute payment” (within the meaning of Section 280G of the Code), whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or an Affiliate thereof. “Voluntary Termination” means the Executive’s voluntary termination of his employment hereunder for any reason, other than a Termination for Good Reason. If the Executive gives a Termination Notice of Voluntary Termination and, prior to the Termination Date, the Executive voluntarily refuses or fails to provide substantially all the services described in Section 2 hereof, the Voluntary Termination shall be deemed to be effective as of the date on which the Executive so ceases to carry out his duties. Voluntary refusal to perform services shall not include (i) taking vacation otherwise permitted in accordance with Section 4(g) hereof, (ii) the Executive’s failure to perform services on account of his illness or the illness of a member of the Executive’s immediate family, provided such illness is adequately substantiated at the reasonable request of the Company, or (iii) any other absence from service permitted by applicable State or Federal law or with the written consent of the Board. 2. Employment; Services. The Company shall employ the Executive, and the Executive agrees to be so employed, in the capacity of the Chief Operating Officer of the Company as of the Start Date and through the Term as provided in Section 3(a) of this Agreement. The Executive shall assume and discharge such duties and responsibilities as are commensurate with the Executive’s position and shall report directly to the Chief Executive Officer and President of the Company. The Executive shall be a full- time employee of the Company and shall exert his best efforts and devote substantially all of his business time and attention to the Company’s affairs and the performance of his duties hereunder. 3. Term; Termination. (a) The term of the Executive’s employment under this Agreement (the “Term”) shall be for three (3) years and shall commence as of October 10, 2022 (the “Start Date”). On the third anniversary of the Start Date and each successive anniversary of the Start Date, the Term shall be extended for an additional one (1) year period, unless one party gives written notice to the other of such party’s election to not extend the Term, which notice must be given no later than ninety (90) days prior to the end of the then-current Term. Notwithstanding the foregoing, employment during the Term shall be subject to earlier termination in accordance with the terms of this Agreement. (b) Any purported termination of employment by the Executive or the Company, other than by reason of the Executive’s death, shall be communicated by a Termination Notice. The Termination Notice shall indicate the specific termination provision in this Agreement relied upon and, in the event of a Termination With Cause or a Termination for Good Reason, set forth the facts and circumstances claimed to provide a basis for termination.

6 4. Compensation. (a) Base Salary. During the Term, the Company shall pay the Executive for his services a “Base Salary” of Three Hundred Forty Thousand Dollars ($340,000) per year, to be paid in accordance with customary Company policies. The Base Salary shall be subject to increase or decrease according to policies and practices adopted by the Compensation Committee or the Board, as the case may be; provided, however, that in no event (i) shall the Base Salary for any year be decreased by more than ten percent (10%) from the immediately preceding year’s Base Salary, and (ii) shall the Base Salary be less than Three Hundred Forty Thousand Dollars ($340,000). Executive shall not be eligible for a merit increase in 2023. (b) Annual Bonus. Starting with the Company’s fiscal year commencing on January 1, 2022, the Executive shall be eligible to receive an annual incentive bonus based on a target of forty five percent (45%) of the Executive’s Base Salary (an “Annual Bonus”), subject to the terms and conditions established by the Compensation Committee in consultation with the Executive. The Compensation Committee shall determine in good faith the Executive’s entitlement to an Annual Bonus based on the achievement or satisfaction of such terms, conditions and goals as soon as reasonably practicable after the end of each calendar year. The Company shall pay the Annual Bonus, if any, to the Executive within thirty (30) days after the Compensation Committee makes such determination and in any event not later than March 15 of the year following the calendar year in which the services upon which the Annual Bonus is based were performed; provided, however, that, notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to pay, and the Executive shall not be entitled to receive, any such Annual Bonus unless the Executive remains employed by the Company on the date of payment. (c) Initial Signing Bonus. To induce the Executive to commence employment with the Company as of the Start Date, the Company shall pay to the Executive an initial signing bonus of One Hundred Ten Thousand Dollars ($110,000), which shall be paid as follows: (i) Fifty Thousand Dollars ($50,000) in cash within forty-five (45) days of the Start Date; and (ii) Sixty Thousand Dollars ($60,000) in cash by or before March 31, 2023; provided however, that notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to pay, and the Executive shall not be entitled to receive, the second payment of the Initial Signing Bonus unless the Executive remains employed by the Company on the date of such payment. In the event of a Termination with Cause or a Voluntary Termination prior to September 30, 2023, Executive shall repay the full amount of the Initial Signing Bonus to the Company within fifteen days following the effective date of the termination. (d) Inducement Grants. To induce the Executive to commence employment with the Company as of the Start Date, the Company shall grant the Executive, effective as of the Start Date, Restricted Stock on the terms and conditions set forth in the Restricted Share Award Agreement. (e) Award Plans. During the Term, the Executive shall generally be eligible to participate in Company Incentive Plans and any other incentive compensation, profit participation or extra compensation plan that is adopted by the Company and in which the Company’s executive officers generally participate (collectively, “Award Plans”), according to the policies and practices adopted by the Compensation Committee or the Board, as the case may be. (f) Benefit Plans. During the Term, the Executive shall be entitled to participate in, and to all rights and benefits provided by, the health, life, medical, dental, disability, insurance and welfare plans that are maintained from time to time by the Company for the benefit of the Executive, the executives of the Company generally or for the Company’s employees generally, provided that the Executive is eligible

7 to participate in such plan under the eligibility provisions thereof that are generally applicable to the participants thereof (collectively, “Benefit Plans”). (g) Vacation. The Executive shall be entitled each year to vacation time, during which time his compensation shall be paid in full. The time allotted for such vacation shall be four (4) weeks, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to the Company. Vacation accrues based on the Executive’s anniversary Start Date. Any unused vacation shall be subject to the Company’s policies regarding same, as such may be amended from time to time. (h) Overall Qualification. Nothing in this Agreement shall be construed as preventing the Company from modifying, suspending, discontinuing or terminating any of the Benefit Plans or Award Plans without notice or liability to the Executive so long as (i) the modification, suspension, discontinuation or termination of any such plan is authorized by and performed in accordance with the specific provisions of such plan and (ii) such modification, suspension, discontinuation or termination is taken generally with respect to all similarly situated employees of the Company and does not single out or discriminate against the Executive. 5. Expenses. The Company recognizes that the Executive will have to incur certain out-of- pocket expenses, including but not limited to travel expenses, related to his services and the Company’s business and the Company agrees, to reimburse the Executive for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of documentation indicating the amount and business purposes of any such expenses; provided, that the Executive complies with the Company’s policies and procedures regarding business expenses. 6. Voluntary Termination; Termination With Cause. If the Executive shall cease being an employee of the Company on account of the Executive’s Voluntary Termination or a Termination With Cause, the Executive shall have no further rights against the Company hereunder after the Termination Date, except for the right to receive (i) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, (ii) accrued vacation and other vested benefits under the Company’s Award and Benefit Plans; and (iii) reimbursement of business expenses to which the Executive is entitled as of the Termination Date pursuant to Section 5. In the event of a Voluntary Termination or a Termination With Cause, the Executive shall continue to be subject to the Confidentiality Agreement and the Non-Compete Agreement for the respective durations set forth therein. 7. Termination Upon Death or Permanent Disability. (a) Death. The Executive’s employment with the Company shall terminate automatically upon the Executive’s death. Upon termination of employment due to the Executive’s death, the Executive’s estate shall have no further rights against the Company hereunder after the Termination Date, except for the right to receive (i) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, plus (ii) any unreimbursed business expenses to which the Executive is entitled as of the Termination Date pursuant to Section 5, plus (iii) the lump sum amount of Eighteen Thousand Dollars ($18,000). In addition, the Executive’s estate shall be entitled to any vested benefits under the Company’s Award Plans and Benefit Plans as of the Termination Date, in accordance with the terms of such plans. (b) Permanent Disability. In the event of the Executive’s Permanent Disability, the Company may terminate the Executive’s employment with the Company if the Executive does not return to the full-time performance of his duties within thirty (30) days after a Termination Notice is given. Upon termination of employment due to the Executive’s Permanent Disability, the Executive shall have no further

8 rights against the Company hereunder after the Termination Date, except for the right to receive (i) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, plus (ii) any unreimbursed business expenses to which the Executive is entitled as of the Termination Date pursuant to Section 5, plus (iii) the lump sum amount of Eighteen Thousand Dollars ($18,000). In addition, the Executive shall be entitled to any vested benefits under the Company’s Award Plans and Benefit Plans as of the Termination Date, in accordance with the terms of such plans. In the event of a termination of employment upon the Executive’s Permanent Disability, the Executive shall continue to be subject to the Confidentiality Agreement and the Non-Compete Agreement for the respective durations set forth therein. (c) Life Insurance. Upon the Company’s request and at Company’s sole expense, the Executive shall cooperate with the Company in obtaining “key man” life insurance on the life of the Executive with death benefits payable to the Company. 8. Termination Without Cause; Termination for Good Reason. The Company may terminate the Executive’s employment for any reason, or no reason at all, at any time, and the Executive may effect a Termination for Good Reason at any time; provided, that upon a Termination for Good Reason or a Termination Without Cause, except as otherwise provided in Section 10 of this Agreement, the Company shall provide the compensation and benefits set forth in this Section 8. The Executive may effect a Termination for Good Reason notwithstanding any incapacity due to physical or mental illness. In the event of a Termination Without Cause or a Termination for Good Reason, the Executive shall continue to be subject to the Confidentiality Agreement and the Non-Compete Agreement. (a) Base Salary, Annual Bonus, Benefit Plans and Award Plans. The Company shall pay to the Executive, on the Termination Date, a lump sum amount which is equal to the sum of: (i) an amount equal to the Executive’s Base Salary in effect on the Termination Date; plus (ii) an amount equal to the average annual cash bonus, if any, paid to the Executive for the two (2) years preceding the year in which the Termination Date occurs; plus (iii) Eighteen Thousand Dollars ($18,000); plus (iv) any Base Salary and bonus compensation earned but unpaid as of the Termination Date; plus (v) any unreimbursed business expenses to which the Executive is entitled as of the Termination Date pursuant to Section 5. The Company shall also pay the Executive any amounts due to the Executive pursuant to the terms of any Award Plans and/or Benefit Plans in which the Executive was a participant, in accordance with the terms of such plans. Notwithstanding the foregoing, if the Executive is a Specified Employee and the total of the payments under this Section 8(a) exceeds the limit set forth in Treas. Reg. §1.409A-1(b)(9)(iii)(A) (related to separation pay), then the amount in excess of such limit shall be delayed for six (6) months following the Termination Date. The delayed amount shall be paid in a lump sum after the end of the six-month delay. (b) Options; Restricted Stock. Notwithstanding the terms of any award agreement heretofore or hereafter granted to the Executive under any Award Plan, or any other agreement granting the Executive Options or Restricted Stock (in each case, an “Award Agreement”), upon a Termination Without Cause or Termination for Good Reason, (i) all Options and Restricted Stock granted to the Executive which do not constitute deferred compensation for Code Section 409A purposes granted to the Executive shall become fully vested on the Termination Date and immediately prior to the time of termination, and (ii) the Executive shall continue to have the right to exercise any such Options until the earlier to occur of (A) the three (3) year anniversary of the Termination Date or (B) the final expiration date for such Options as provided for in the applicable Award Agreement. In the event of any conflict between the terms of this Section 8(b) and the terms of any Award Agreement heretofore or hereafter granted to the Executive, the terms of this Section 8(b) shall control and govern. 9. Termination Upon Expiration.

9 (a) If the Executive shall cease being an employee of the Company on account of a Termination Upon Expiration caused by the Executive (i.e., the Executive gave notice to the Company of the Executive’s election to not extend the Term pursuant to Section 3(a)), then the terms of compensation, benefits and obligations set forth in Section 6 (Voluntary Termination; Termination With Cause) shall apply. (b) In the event of a Termination Upon Expiration caused by the Company (i.e., the Company gave notice to the Executive of the Company’s election to not extend the Term pursuant to Section 3(a)), then the terms of compensation, benefits and obligations set forth in Section 8 (Termination Without Cause; Termination for Good Reason) shall apply. 10. Change of Control. (a) Accelerated Vesting. Notwithstanding the terms of any Award Agreement heretofore or hereafter granted to the Executive, in the event of a Change of Control, all Options and Restricted Stock granted to the Executive which do not constitute deferred compensation for Code Section 409A purposes shall become fully vested on the date of the Change of Control and immediately prior to the time of the Change of Control. In the event of any conflict between the terms of this Section 10(a) and the terms of any Award Agreement heretofore or hereafter granted to the Executive, the terms of this Section 10(a) shall control and govern. (b) Change of Control Termination. Notwithstanding any other provision in this Agreement to the contrary, in the event of a Change of Control Termination, the Company shall, on the Termination Date, pay the Executive a lump sum amount which is equal to the sum of: (i) the product of (A) the Executive’s Base Salary in effect as of the Termination Date multiplied by (B) two (2), plus (ii) the product of (A) the average of the two highest annual cash bonuses paid to the Executive for the three years preceding the year in which the Termination Date occurs, if any, multiplied by (B) two (2); plus (iii) Eighteen Thousand Dollars ($18,000); plus (iv) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, plus (v) any unreimbursed business expenses to which the Executive is entitled as of the Termination Date under Section 5. The Company shall also pay the Executive any amounts due to the Executive pursuant to the terms of any Award Plans and/or Benefit Plans in which the Executive was a participant, in accordance with the terms of such plans. Notwithstanding the foregoing, if the Executive is a Specified Employee and the total of the payments under this Section 10(b) exceeds the limit set forth in Treas. Reg. §1.409A-1(b)(9)(iii)(A) (related to separation pay), then the amount in excess of such limit shall be delayed for six (6) months following the Executive’s Termination Date, and such delayed amount shall be paid in a lump sum after the end of the six-month delay. In the event of a Change of Control Termination, the Executive shall continue to be subject to the Confidentiality Agreement and the Non- Compete Agreement for the respective durations set forth therein. (c) Options. Notwithstanding the terms of any Award Agreement heretofore or hereafter granted to the Executive, in the event of a Change of Control Termination, the Executive shall continue to have the right to exercise any Options granted to the Executive prior to the Change of Control until the earlier to occur of (A) the three (3) year anniversary of the Termination Date or (B) the final expiration date for such Options as provided for in the applicable Award Agreement. In the event of any conflict between the terms of this Section 10(c) and the terms of any Award Agreement heretofore or hereafter granted to the Executive, the terms of this Section 10(c) shall control and govern.

10 11. Maximum Net After-Tax Benefit. (a) Potential Reduction in Total Payments. It is the parties’ objective to maximize the Executive’s Net After-Tax Benefit if any payments or benefits provided hereunder would be subject to the Excise Tax. Accordingly, in the event the Company or the Executive believes that the Total Payments to or for the benefit of the Executive, whether paid or payable or distributed or distributable or otherwise, including, by example and not by way of limitation, acceleration of the date of vesting or payment under any agreement, arrangement, plan or program, would be subject to the Excise Tax, calculations shall be made to determine (i) the maximum amount of payments and benefits that may be provided to the Executive so that no portion thereof will be subject to the Excise Tax (the “Section 4999 Limit”), (ii) the Executive’s Net After-Tax Benefit assuming application of the Section 4999 Limit, and (iii) the Executive’s Net After- Tax Benefit without the application of the Section 4999 Limit. Based on such calculations or otherwise, and notwithstanding anything contained in this Agreement to the contrary, the Executive may elect to reduce the amount of the Total Payments up to the Section 4999 Limit so that no portion of the Total Payments received by the Executive will be subject to the Excise Tax. Alternatively, the Executive may elect to receive all Total Payments, in which case the Executive shall be solely liable for any and all Excise Tax related thereto. (b) Manner of Determination. Unless otherwise agreed between the Company and the Executive, all calculations required to be made under this Section 11 shall be made, at the Company’s expense, by the accounting firm which is the Company’s accounting firm immediately prior to the Change of Control or another nationally recognized accounting firm designated by the Board (or a duly authorized committee thereof) prior to the Change of Control (the “Accounting Firm”). The Accounting Firm shall provide its calculations, together with supporting documentation, both to the Company and to the Executive at such time as reasonably requested by the Company or the Executive. (c) Order of Reduction. If the Executive elects to reduce the Total Payments as contemplated in Section 11(a), the Executive may select the order of reduction; provided, however, that none of the selected payments may be “nonqualified deferred compensation” subject to Section 409A of the Code. In the event the Executive fails to select an order in which Total Payments are to be reduced, or does not select such an order without selecting payments that would be “nonqualified deferred compensation” subject to Section 409A of the Code, the Company shall (to the extent feasible) reduce the Total Payments in the following order: (i) reduction of any cash severance payments otherwise payable to the Executive that are exempt from Section 409A of the Code; (ii) reduction of any other cash payments or benefits otherwise payable to the Executive that are exempt from Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting or payments with respect to any Options or other equity or equity-type awards that are exempt from Section 409A of the Code; (iii) reduction of any other payments or benefits otherwise payable to the Executive on a pro rata basis or in such other manner that complies with Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting and payments with respect to any Options or other equity or equity-type awards that are exempt from Section 409A of the Code; and (iv) reduction of any payments attributable to any acceleration of vesting or payments with respect to any Options or other equity or equity-type awards that are exempt from Section 409A of the Code; in each case beginning with payments that would otherwise be made last in time. 12. Exclusive Remedy. To the extent permitted by applicable law, the payments contemplated by Section 7, Section 8, Section 9 and Section 10 shall constitute the exclusive and sole remedy for any termination of the Executive’s employment due to death or Permanent Disability, any Termination Without Cause, any Termination for Good Reason or any Termination Upon Expiration. The Executive agrees, for himself and any administrator, beneficiary, devisee, executor, heir, legatee or personal representative, (i) to not assert or pursue any remedies, other than an action to enforce the payments due to the Executive (or the

11 Executive’s estate) under this Agreement, at law or in equity, with respect to the termination of the Executive’s employment under Section 7, Section 8, Section 9 or Section 10, as applicable, and (ii) to execute a release and waiver on such terms and conditions as the Company may reasonably require as a condition of entitlement to such payments. 13. Confidentiality and Noncompetition. The Executive shall enter into the Confidentiality Agreement and Non-Compete Agreement. The Executive’s execution of those agreements is a material inducement for the Company to enter into this Agreement. Therefore, this Agreement will be null and void unless the Executive enters into the Confidentiality Agreement and the Non-Compete Agreement. 14. Employment Status. The parties acknowledge and agree that the Executive is an employee of the Company, not an independent contractor. Any payments made to the Executive by the Company pursuant to this Agreement shall be treated for federal and state payroll tax purposes as payments made to a Company employee, irrespective whether such payments are made subsequent to the Termination Date. 15. Notices. All notices or deliveries authorized or required pursuant to this Agreement shall be deemed to have been given when in writing and personally delivered or when deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party: To the Company: ClearPoint Neuro, Inc. 120 S. Sierra Ave., Suite 100 Solana Beach, CA 92075 Attention: General Counsel To the Executive: Mazin Sabra 1265 Belleflower Rd. Carlsbad, CA 92011 16. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. In the event of any inconsistencies between the terms of this Agreement and any Award Agreement, the terms of this Agreement shall govern. 17. Certain 409A Matters. Notwithstanding any provision herein to the contrary, for purposes of identifying Specified Employees or determining when a Termination of Employment has occurred or for any other purpose where Section 409A of the Code applies, references to the Company shall be deemed to include Affiliates of the Company which are required to be aggregated with the Company under Section 409A of the Code. 18. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles thereof. 19. Assignment. The Executive acknowledges that his services are unique and personal. Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement.

12 20. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions. 21. Successors; Binding Agreement. The Company will require any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder upon a Change of Control Termination. The Company’s rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company’s successors and assigns. [The remainder of this page is intentionally left blank.]

13 IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written. CLEARPOINT NEURO, INC. By: Name: Title: EXECUTIVE: Mazin Sabra /s/ Joseph M. Burnett Joseph M. Burnett Chief Executive Officer and President /s/ Mazin Sabra

Exhibit A NON-DISCLOSURE AND PROPRIETARY RIGHTS AGREEMENT See Attached

1 CLEARPOINT NEURO, INC. NON-DISCLOSURE AND PROPRIETARY RIGHTS AGREEMENT In consideration and as a condition of my employment with ClearPoint Neuro, Inc., or any of its current or future subsidiaries, affiliates, successors, or assigns (collectively, the “Company”), and in consideration of my receipt of Confidential Information (as defined in Section 2 below) and of the compensation now and hereafter paid to me by the Company, the undersigned (hereinafter referred to as “Employee”) hereby acknowledges and agrees to the following: 1. Purpose of Agreement. Employee understands that the Company is engaged in a continuous program of research, development, production, and marketing in connection with its business and that it is critical for the Company to preserve and protect its Confidential Information, its rights in Inventions (as defined in Section 7 below) and in all related intellectual property rights. Accordingly, Employee is entering into this Non-Disclosure and Proprietary Rights Agreement (this “Agreement”) as a condition of his or her employment with the Company, regardless of whether Employee is expected to create Inventions of value for the Company. 2. Non-Disclosure of Confidential Information. At all times during his or her employment with the Company and thereafter, Employee will hold the Confidential Information in strictest confidence and Employee will not, directly or indirectly, disclose, communicate, reproduce, copy, publish, license, distribute, modify, adapt, transmit, reverse engineer, decompile, disassemble or use any Confidential Information, except (a) as may be necessary for Employee to perform his or her duties as an employee of the Company for the exclusive benefit of the Company or (b) to the extent an officer of the Company expressly authorizes such in writing. Employee will take all appropriate action, whether by instruction, agreement or otherwise, to ensure the protection, confidentiality, and security of the Confidential Information and to satisfy Employee’s obligations under this Agreement. Employee agrees to comply with all of the Company’s policies or regulations relating to the protection and confidentiality of Confidential Information, including policies governing IT resources and communications systems. Employee will notify the Company immediately upon discovery of any loss, misuse, misappropriation or disclosure of Confidential Information or any other breach of this Agreement by Employee, and Employee will cooperate with the Company in every reasonable way to help the Company regain possession of the Confidential Information and prevent its further unauthorized use or disclosure. For purposes of this Agreement, the term “Confidential Information” means all information that is possessed by or developed for the Company and which relates to the Company’s existing or potential business, which information is not reasonably knowable by the Company’s competitors or by the general public through lawful means and has commercial value. Such Confidential Information includes, but is not limited to, information regarding the Company’s operations, research and development efforts, plans for products or services, methods of doing business, business strategies, customers, suppliers, service providers, manufacturers, business relations, product prices and costs, markets, marketing plans, budgets and forecasts, financial information and/or Inventions, as well as information regarding the skills and compensation of other employees of the Company. Confidential Information may be oral, written, recorded magnetically or electronically or otherwise stored, and may be that which Employee originates as well as that which otherwise comes into the possession or knowledge of Employee. Confidential Information does not include information that is or becomes generally known to the public, other than through a wrongful act. For non-management employees only, Confidential Information does not include information lawfully acquired or created by a non-management employee of the Company about wages, hours or other terms and conditions of employment when used for purposes protected by §7 of the National Labor Relations Act. 3. Recognition of Co mpan y’s R ights. Employee acknowledges and agrees that all Confidential Information will be the sole property of the Company and that the Company will be the sole owner of all patents, patent applications, design patents or registration, design patent applications, copyrights, mask works, trade secrets and all other intellectual property rights throughout the world (collectively, "Proprietary Rights") in connection therewith. Accordingly, Employee hereby assigns to the Company any rights Employee may have or

2 acquire in any Confidential Information. 4. Non-Disclosure of Third Party Information. Employee understands that the Company may from time to time receive from third parties confidential information ("Third Party Information"), subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times during Employee’s employment with the Company and thereafter, Employee will hold the Third Party Information in strictest confidence and Employee will not, directly or indirectly, disclose, communicate, reproduce, copy, publish, license, distribute, modify, adapt, transmit, reverse engineer, decompile, disassemble or use any Third Party Information, except (a) as may be necessary for Employee to perform his or her duties as an employee of the Company for the exclusive benefit of the Company or (b) to the extent an officer of the Company expressly authorizes such in writing. Employee will take all appropriate action, whether by instruction, agreement or otherwise, to ensure the protection, confidentiality and security of the Third Party Information and to satisfy Employee’s obligations under this Agreement. Employee will notify the Company immediately upon discovery of any loss, misuse, misappropriation or disclosure of Third Party Information or any other breach of this Agreement by Employee, and Employee will cooperate with the Company in every reasonable way to help the Company prevent its further unauthorized use or disclosure. 5. Return of Information; Inspections. Employee will, at the Company’s request, return all originals, copies, reproductions and summaries of any Confidential Information and all other tangible materials and devices provided to Employee as Confidential Information or containing Confidential Information, and/or, at the Company’s option, certify destruction of the same. In addition, Employee will, at the Company’s request, return all originals, copies, reproductions and summaries of any Third Party Information and all other tangible materials and devices provided to Employee as Third Party Information or containing Third Party Information, and/or, at the Company’s option, certify destruction of the same. Upon termination of his or her employment with the Company, or upon the Company’s request, Employee will promptly deliver to the Company all property in Employee’s possession, custody or control that is owned by the Company. Employee agrees that any property situated on the Company’s premises and owned by the Company, including, but not limited to, computers, disks and other storage media, is subject to inspection by Company personnel at any time without notice. Upon the Company’s request, Employee will provide the Company with a written certification of Employee’s compliance with Employee’s obligations stated herein. 6. No Improper Use of Materials. During his or her employment with the Company, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person. 7. Assignment of Inventions. Employee hereby irrevocably assigns to the Company all right, title and interest of Employee in and to any and all Inventions (and all Proprietary Rights with respect thereto), whether or not patentable, copyrightable or protectable as trade secrets, made, conceived, reduced to practice or created by Employee, either alone or jointly with others, during the period of his or her employment with the Company except as expressly excluded by Exhibit B hereto. Employee acknowledges that all original works of authorship which are made by Employee (alone or jointly with others) within the scope of his or her employment and which are copyrightable are "works made for hire," as that term is defined in the United States Copyright Act. In addition to the foregoing assignment of Inventions (and all Proprietary Rights with respect thereto) to the Company, Employee hereby irrevocably assigns to the Company any and all Moral Rights (as defined below) that Employee may have in or with respect to any Invention, and Employee forever waives and agrees not to assert any and all Moral Rights he or she may have in or with respect to any Invention, even after termination of employment with the Company. For purposes of this Agreement, the term “Inventions” means inventions, discoveries, improvements, designs, techniques, ideas, processes, compositions of matter, formulas, data, software programs, databases, mask works, works of authorship, know-how and trade secrets.

3 For purposes of this Agreement, the term “Moral Rights” means any right to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country or under any treaty, regardless of whether such right is denominated or generally referred to as a “moral right.” If in the course of employment with the Company, Employee incorporates into a Company product or process a prior Invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, sub-licensable, transferable, worldwide license to make, have made, modify, use, market, sell, reproduce, create derivative works of, publicly perform, publicly display, and distribute such prior Invention as part of or in connection with such Company product or process. 8. Disclosure of Inventions. Employee will promptly disclose to the Company all Inventions that Employee makes, conceives, reduces to practice or creates, either alone or jointly with others, during the period of his or her employment with the Company. In addition, Employee will disclose to the Company all patent applications filed by Employee within one (1) years after termination of employment with the Company. 9. Assistance. Employee agrees to assist the Company in every proper way to obtain and, from time to time, enforce United States and foreign Proprietary Rights relating to Inventions assigned hereunder to the Company in any and all countries. To that end, Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. Employee’s obligation to assist the Company with respect to Proprietary Rights relating to Inventions in any and all countries will continue beyond the termination of Employee’s employment, but the Company agrees to compensate Employee at a reasonable rate after Employee’s termination for the time actually spent by Employee at the Company's request on such assistance. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and on behalf of Employee (a) to execute, verify and file any document needed in connection with the actions specified in this section and (b) to do all other lawfully permitted acts to further the purposes of this section, in each case with the same legal force and effect as if executed or performed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company. 10. Prior Inventions. Inventions, if any, which Employee made prior to the commencement of his or her employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee has set forth on Exhibit A hereto a complete list of all Inventions that Employee, whether alone or jointly with others, has conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to commencement of his or her employment with the Company, that Employee considers to be his or her property or the property of third parties and that Employee wishes to have expressly excluded from the scope of this Agreement. If no list is attached as Exhibit “A” no such inventions or improvements at the time of signing this Agreement exist. 11. Efforts; Non-Competition. Employee acknowledges that his or her employment with the Company requires his or her full attention and effort during normal business hours, and Employee will give his or her best effort, skill and inventive ability to the business interests of the Company. During the term of his or her employment with the Company, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person or entity that competes anywhere in the world with the Company in the conduct of the business of the Company as conducted or as proposed to be conducted, nor will Employee engage in any other activities that conflict with his or her obligations to the Company. 12. Non-Solicitation. During the term of his or her employment with the Company and for a period of one (1) year after the date his or her employment with the Company ends for any reason, Employee will not, directly or indirectly, solicit to hire from the Company any employee, consultant or independent contractor

4 of the Company, either for Employee or for any other individual or entity. 13. No Conflicting Obligation. Employee represents and agrees that his or her performance of the provisions of this Agreement does not, and will not, breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to his or her employment by the Company. Employee agrees not to enter into any agreement, either written or oral, in conflict herewith. 14. Defend Trade Secrets Act Notice. Notwithstanding the foregoing obligations, pursuant to 18 U.S.C. § 1833(b), Employee shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. 1833(b). 15. Reasonableness of Restrictions. Employee agrees that the restrictions on Employee’s activities outlined in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests, that the consideration provided by the Company is fair and reasonable, and that given the importance to the Company of its Confidential Information, the post-employment restrictions on Employee’s activities are likewise fair and reasonable. 16. Injunctive Relief. Employee acknowledges and agrees that failure to adhere to the terms of this Agreement will cause the Company irreparable damage for which monetary damages alone would be inadequate compensation. Therefore, Employee agrees that the Company will be entitled to an injunction and other equitable relief, including ex parte injunctive relief, in the event of any breach or threatened breach (such threatened breach being determined in the sole judgment of the Company) of the provisions of this Agreement. Employee waives the making of a bond or showing actual damages as a condition for obtaining injunctive relief. Such remedy shall not be deemed the exclusive remedy for the breach of this Agreement by Employee, but will be in addition to all other remedies available at law or in equity to the Company. Additionally, in any action seeking to enforce this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees, costs and expenses, including any expert fees that were incurred by that party in connection with any such action to the extent allowed by law. Notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable, the Company will nonetheless be entitled to recover monetary damages as a result of any breach by Employee. 17. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the state of Delaware, without giving any effect to that state’s conflict of laws principles. 18. Employment. Employee acknowledges and agrees that this Agreement does not create an employment contract with the Company for any term, nor does it in any way limit the Company’s right to otherwise terminate Employee’s employment. Any change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement. 19. Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner to be effective, valid and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement. Furthermore, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable. 20. Amendments; Waivers. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. No waiver by

5 the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. 21. Assignment. The Company may assign its rights under this Agreement. This Agreement, and the duties and obligations of Employee hereunder, may not be assigned or delegated by Employee. 22. Survival. The terms of this Agreement, and Employee’s duties and obligations hereunder, will survive any termination of Employee’s employment with the Company for any reason. 23. Headings. Headings in this Agreement are for informational purposes only and will not be used to construe the intent of this Agreement. 24. Effectiveness. This Agreement, if executed after the commencement of my employment, is hereby specifically made retroactive and effective as of the first day of my employment. 25. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Employee concerning the matters addressed herein and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral. In the event of any inconsistency between the provisions of this Agreement and the employment offer letter, this Agreement shall control. 26. Further Assurances. Employee will cooperate reasonably with the Company in connection with any steps required to be taken as part of Employee’s obligations under this Agreement, and Employee will (a) execute and deliver to the Company such other documents, and (b) do such other acts and things, in each case as the Company may reasonably request for the purpose of carrying out the provisions of this Agreement. 27. Acknowledgment. Employee acknowledges that he or she has received a copy of this Agreement, which he or she has read and understood, and Employee voluntarily agrees to abide by its terms. Employee authorizes the Company to notify any future employer(s) of Employee of the terms of this Agreement and Employee’s obligations hereunder.

6 Nothing in this Agreement shall be construed to in any way terminate, supersede, undermine, or otherwise modify the at-will status of the employment relationship between the Company and the Employee, pursuant to which either the Company or the Employee may terminate the employment relationship at any time, with or without cause, with or without notice. For Employees residing in California, Delaware, Illinois, Kansas, North Carolina, Minnesota, Utah, or Washington, please acknowledge the specific state restrictions on assignment of employee inventions by signing under the state of Employee’s residence on Exhibit B. ***** Employee Signature Date Mazin Sabra Employee Name Accepted by: ClearPoint Neuro, Inc. By: Name: Title:

7 Exhibit A The following is a complete list of all inventions or improvements relevant to the subject matter of my employment with the Company that have been made, conceived, first reduced to practice or created by me, alone or jointly with others, prior to my employment with the Company that I desire to remove from the operation of the Company's Non-Disclosure and Proprietary Rights Agreement:  No inventions or improvements  See below:  Additional sheets attached. I propose to bring to my employment the following materials and documents of a former employer:  No materials or documents  See below:  Additional sheets attached. Employee Signature Date Employee Name

8 Employee Signature Date Delaware, Illinois, Kansas and North Carolina I understand that, as required by Delaware/Illinois/Kansas/North Carolina state law (delete as appropriate), no provision in this Non-Disclosure and Proprietary Rights Agreement requires me to assign any of my rights to an invention for which no equipment, supplies, facility, or trade secret information of the company was used and which was developed entirely on my own time, unless (a) the invention relates (i) to the business of the company, or (ii) to the company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me from the company. Employee Signature Date Minnesota I understand that, as required by Minnesota state law, no provision in this Non-Disclosure and Proprietary Rights Agreement requires me to assign any of my rights to an invention for which no equipment, supplies, facility or trade secret information of the company was used and which was developed entirely on my own time, and (a) which does not relate (i) directly to the business of the company, or (ii) to the company’s actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by me for the company. Employee Signature Date Utah I understand that, as required by Utah state law, no provision in this Non-Disclosure and Proprietary Rights Agreement requires me to assign any of my rights to an invention which was created entirely on my own time, and which is not (a) conceived, developed, reduced to practice, or created by me (i) within the scope of my employment with the company, (ii) on the company’s time, or (iii) with the aid, assistance or use of any of the company’s property, equipment, facilities, supplies, resources, or patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks and services marks and any and all rights, applications, and registrations relating to them, (b) the results of any work, services, or duties performed by me for the company, (c) related to the industry or trade of the company, or (d) related to the current or demonstrably anticipated business, research, or development of the company. Employee Signature Date Washington I understand that, as required by Washington state law, no provision in this Non-Disclosure and Proprietary Rights Agreement requires me to assign any of my rights to an invention for which no equipment, supplies, facility or trade secret information of the company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the company, or (ii) to the company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the company. Employee Signature Date Exhibit B California I understand that, as required by California Labor Code Section 2870, no provision in this Non-Disclosure and Proprietary Rights Agreement requires me to assign any of my rights to an invention for which no equipment, supplies, facility, or trade secret information of the company was used and which was developed entirely on my own time, unless (a) the invention relates at the time of conception or reduction to practice of the invention, (i) to the business of the company, or (ii) to the company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the company.

Exhibit B NON-COMPETITION AGREEMENT See Attached

CLEARPOINT NEURO, INC. NON-COMPETITION AGREEMENT In consideration and as a condition of my employment (or my continued employment) with ClearPoint Neuro, Inc., or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my receipt of the compensation now and hereafter paid to me by the Company, the undersigned (hereinafter referred to as “Employee”) hereby acknowledges and agrees to the following: 1. Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1: (a) “Conflicting Organization” means any individual or entity that, directly or indirectly, engages in, or is about to become engaged in, Conflicting Research or the development, design, production, manufacture, promotion, marketing, sale, support or service of a Conflicting Product. (b) “Conflicting Product” means medical devices, goods, products, product lines or services, and each and every component thereof, developed, designed, produced, manufactured, marketed, promoted, sold, supported or serviced, or that are in development or the subject of research, by anyone other than the Company that are the same or similar to, perform any of the same or similar functions as, may be substituted for, or are intended or used for any of the same purposes as, a Company Product. (c) “Conflicting Research” means any research or development of any kind or nature conducted by anyone other than the Company, which is intended for, or may be useful in, any aspect of the development, design, production, manufacture, marketing, promotion, sale, support or service of a Conflicting Product. (d) “Company Product” means any medical device, goods, products, product lines or services (i) that during the last one (1) year in which Employee was employed by the Company, Employee, or persons under Employee’s management, direction or supervision, performed research regarding, designed, developed, produced, manufactured, marketed, promoted, sold, solicited sales of, supported or serviced on behalf of the Company, or (ii) with respect to which Employee at any time received or otherwise obtained or learned Confidential Information. (e) “Restricted Area” means the United States of America or in any other country in which the Company has received or applied for regulatory clearances or approvals for Company Products. 2. Efforts; Non-Competition. Employee acknowledges that his or her employment with the Company requires his or her full attention and effort during normal business hours, and Employee will give his or her best effort, skill and inventive ability to the business interests of the Company. During the term of his or her employment with the Company, Employee will not, without prior written consent of Company, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any individual or entity that competes with the Company in the Restricted Area in the conduct of the business of the Company as conducted or as proposed to be conducted, nor will Employee engage in any other activities that conflict with his or her obligations to the Company. In addition, for a period of one (1) year after the date his or her employment with the Company ends for any reason, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any Conflicting Organization in the Restricted Area in connection with or relating to a Conflicting Product or Conflicting Research. 3. No Conflicting Obligation. Employee represents and agrees that his or her performance of the provisions of this Agreement does not, and will not, breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to his or her employment by the Company. Employee agrees not to enter into any agreement, either written or oral, in conflict herewith. 4. Reasonableness of Restrictions. Employee agrees that the restrictions on Employee’s activities outlined in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests, that the consideration provided by the Company is fair and reasonable, and that the post- employment restrictions on Employee’s activities are fair and reasonable. 5. Injunctive Relief. Employee acknowledges and agrees that failure to adhere to the terms of this Agreement will cause the Company irreparable damage for which monetary damages alone would be inadequate compensation. Therefore, Employee agrees that in addition to monetary damages, the Company will be entitled to an injunction and other equitable relief, including ex parte injunctive relief, in the event of any breach or threatened breach (such threatened breach being determined in the sole judgment of the Company) of the provisions of this Agreement. Employee waives the making of a bond or showing actual damages as a condition for obtaining injunctive relief. Such remedy shall not be deemed the exclusive remedy for the breach of this Agreement by Employee, but will be in addition to all other remedies available at law or in equity to the Company. Additionally, if Employee breaches this Agreement, the Company will be entitled to its reasonable attorney’s fees and costs associated with enforcing this Agreement. Notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable, the Company will nonetheless be entitled to recover monetary damages as a result of any breach by Employee. 6. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the state of Delaware, without giving any effect to that state’s conflict of laws principles. 7. Employment. Employee acknowledges and agrees that this Agreement does not create an employment contract with the Company for any term, nor does it in any way limit the Company’s right to otherwise terminate Employee’s employment. Any change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement. 8. Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner to be effective, valid and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement. Furthermore, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable. 9. Amendments; Waivers. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach.

10. Assignment. The Company may assign its rights under this Agreement. This Agreement, and the duties and obligations of Employee hereunder, may not be assigned or delegated by Employee. 11. Survival. The terms of this Agreement, and Employee’s duties and obligations hereunder, will survive any termination of Employee’s employment with the Company for any reason. 12. Headings. Headings in this Agreement are for informational purposes only and will not be used to construe the intent of this Agreement. 13. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Employee concerning the matters addressed herein. 14. Further Assurances. Employee will cooperate reasonably with the Company in connection with any steps required to be taken as part of Employee’s obligations under this Agreement, and Employee will (a) execute and deliver to the Company such other documents, and (b) do such other acts and things, in each case as the Company may reasonably request for the purpose of carrying out the provisions of this Agreement. 15. Acknowledgment. Employee acknowledges that he or she has received a copy of this Agreement, which he or she has read and understood, and Employee voluntarily agrees to abide by its terms. Employee authorizes the Company to notify any future employer(s) of Employee of the terms of this Agreement and Employee’s obligations hereunder. Employee Signature Date Mazin Sabra Employee Name Accepted by: ClearPoint Neuro, Inc. By: Name: Title:

Exhibit C RESTRICTED SHARE AWARD AGREEMENT See Attached

1 RESTRICTED SHARE AWARD AGREEMENT UNDER THE CLEARPOINT NEURO, INC. 2013 INCENTIVE COMPENSATION PLAN Name of Grantee: Mazin Sabra No. of Restricted Shares: 46,000 Grant Date: October 10, 2022 Pursuant to the ClearPoint Neuro, Inc. 2013 Incentive Compensation Plan as amended through the date hereof (the “Plan”), ClearPoint Neuro, Inc. (the “Company”) hereby grants under this Agreement (the “Agreement”) to the Grantee named above the number of Restricted Shares specified above (the “Restricted Shares”), subject to the restrictions and conditions set forth in this Agreement and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Restricted Shares in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to Committee. Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein. 1. Grantee’s Rights. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement by (i) signing and delivering to the Company a copy of this Agreement, and (ii) delivering to the Company a stock power endorsed in blank. Upon execution of this Agreement by the Grantee, the Restricted Shares shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below. 2. Restrictions and Conditions. (a) Any book entries for Restricted Shares granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan. (b) Restricted Shares granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting. (c) If the Grantee’s employment with the Company or its Affiliates is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of the Restricted Shares granted herein, all unvested shares of Restricted Shares shall immediately and automatically be forfeited and returned to the Company. 3. Vesting of Restricted Shares. The restrictions and conditions in Section 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in the Employment of the Company or an Affiliate on such dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the number of Restricted Shares specified as vested on such date. Number of Shares Vested Vesting Date 15,334 (33.3%) October 10, 2023 15,333 (33.3%) October 10, 2024

2 15,333 (33.3%) October 10, 2025 Subsequent to such Vesting Date or Dates, the Restricted Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Shares. Once the restrictions and conditions have lapsed, the Company shall instruct its transfer agent to issue a stock certificate representing the vested portion of the Restricted Shares. The Committee may at any time accelerate the vesting schedule specified in this Section 3. Notwithstanding anything herein to the contrary or in the Plan, in the event of a Change of Control, the Restricted Shares shall become fully vested as of the effective time of the Change of Control. 4. Dividends. Dividends on the Restricted Shares, to the extent declared and paid, shall be paid currently to the Grantee. 5. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Agreement becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 6 below, the required minimum tax withholding obligations of the Company may be satisfied, in whole or in part, by the Company withholding from the Restricted Shares to be issued a number of Restricted Shares with an aggregate Fair Market Value that would satisfy the withholding amount due. 6. Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Agreement as provided in Section 1 of this Agreement, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election. 7. Incorporation of Plan. Notwithstanding anything herein to the contrary, the Restricted Shares shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4 of the Plan. 8. Transferability. Unless otherwise approved by the Committee, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. 9. No Obligation to Continue Employment. Neither the Company nor any of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any such Affiliate to terminate the employment of the Grantee at any time. 10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. 11. Amendment. Pursuant to Section 15 of the Plan, the Committee may at any time amend, alter or discontinue the Plan, but no such action may be taken that adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent. 12. No Fractional Shares. No fractional shares of the Company’s common stock shall be issued or delivered pursuant to this Agreement, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any such fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated. 13. Inconsistencies. In the event of an inconsistency between the terms of this Agreement and the Grantee’s employment agreement with the Company, if any, the terms of such employment agreement shall govern.

3 14. Electronic Consent. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting the Restricted Shares, the Grantee agrees that the Company may deliver these materials in an electronic format. If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to, the Company will provide paper copies upon written request by the Grantee to the Secretary of the Company. [SIGNATURE PAGE FOLLOWS]

4 IN WITNESS WHEREOF, the Company has executed this Agreement on and as of the day and year first above written. CLEARPOINT NEURO, INC. By: Name: Title: The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Grantee’s Signature Grantee’s Name Grantee’s Address 1265 Belleflower Rd. Carlsbad, CA 92011